UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): May 2, 2007
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 2, 2007, Terremark Worldwide, Inc. (“TWW” or the “Company”), entered into an Indenture for the issuance of up to $86,250,000 of its 6.625% Senior Convertible Notes due 2013 (the “New Notes”) in connection with (i) its completion of a private exchange offer (the “Private Exchange Transaction”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), with a limited number of holders for $57,190,000 aggregate principal amount of its outstanding 9% Senior Convertible Notes due 2009 (the “Outstanding Notes”) in exchange for an equal aggregate principal amount of the New Notes and (ii) its announcement that it will initiate a public exchange offer to the remaining holders of its Outstanding Notes to exchange any and all of their Outstanding Notes for an equal aggregate principal amount of New Notes (the “Public Exchange Offer”). After completion of the Private Exchange Transaction, only $29,060,000 aggregate principal amount of the Outstanding Notes remain outstanding under the global note and indenture governing the Outstanding Notes.
     The New Notes bear interest at 6.625% per annum and mature on June 15, 2013. Interest is payable semi-annually, in arrears, on June 15 and December 15 of each year, with the first payment being due on June 15, 2007. The New Notes are convertible into shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”) at the option of the holders, at $12.50 per share subject to certain adjustments as set forth in the Indenture. The New Notes are initially convertible into 4,575,200 shares of Common Stock.
     If there is a change in control, the holders of the New Notes have the right to require the Company to repurchase their notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest. If the Company issues a cash dividend on its common stock, it must pay contingent interest to the holders of the New Notes equal to the product of the per share cash dividend and the number of shares of common stock issuable upon conversion of such holder’s New Notes.
     The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 4.1 and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On May 2, 2007, pursuant to the Indenture, the Company executed a global security representing all $57,190,000 in New Notes presently outstanding. The form of global security is filed as Exhibit A to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The New Notes, which are convertible into Common Stock as described in Item 1.01 of this Current Report on Form 8-K, have been issued solely to a limited number of existing holders of the Outstanding Notes in exchange for such holders Outstanding Notes pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, in connection with this transaction.

Item 8.01	Other Events
     On May 2, 2007, TWW issued a press release announcing the Private Exchange Transaction and that it will initiate the Public Exchange Offer. The public exchange offer will be made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired
     Not applicable.
     (b) Pro Forma Financial Information
     Not applicable.
     (c) Shell Company Transactions
     Not applicable.
     (d) Exhibits

Exhibit No.	Document

4.1	Indenture dated as of May 2, 2007 by Terremark Worldwide, Inc. and Bank of New York Trust Company, N.A., as trustee.

99.1	Press Release issued May 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: May 3, 2007	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

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